Exhibit 99.1

News Release
International Paper Reports Third Quarter 2024 Results

MEMPHIS, Tenn. – October 31, 2024 – International Paper (NYSE: IP) today reported third quarter 2024 financial results.

THIRD QUARTER 2024 HIGHLIGHTS

•Third quarter net earnings of $150 million ($0.42 per diluted share)
•Third quarter adjusted operating earnings (non-GAAP) of $153 million ($0.44 per diluted share)
•Third quarter cash provided by operations of $521 million and returned $161 million to shareholders in dividends

"Our third quarter earnings are above our outlook,” said Chairman and CEO Andy Silvernail. “Higher prices across the portfolio, including benefits from our packaging go-to-market strategy were supported by a moderately improving box demand environment. We also had higher operating costs and lower volumes due to seasonality and commercial actions to improve profitability."

“Going forward, we are laser-focused on delivering profitable growth as the low-cost, most reliable and innovative sustainable packaging solutions provider for our customers. We are deploying an 80/20 approach to strategically align resources to become excellent with our customers, while reducing complexity and cost across the company. This includes organizational restructuring and corporate cost reductions, as well as investments to strengthen our most competitive and strategic assets, paired with facility closures to structurally reduce operating costs. In addition, we are exploring strategic options for our Global Cellulose Fibers business. We recognize the impact of these difficult decisions and are providing support for team members who are affected,” Silvernail added. “As we look forward to the combination with DS Smith, we expect the transaction will close early in the first quarter of 2025. Overall, I’m confident that our transformational journey will unlock substantial value at IP and strengthen the company for our employees, customers and shareholders.”

Diluted Net EPS and Adjusted Operating EPS

	Third Quarter 2024	Second Quarter 2024	Third Quarter 2023
Net Earnings (Loss) Per Share	$0.42	$1.41	$0.47
Less – Discontinued Operations (Gain) Loss, Net of Taxes	—	—	0.08
Net Earnings (Loss) from Continuing Operations	0.42	1.41	0.55
Add Back – Non-Operating Pension Expense (Income)	(0.03)	(0.02)	0.04
Add Back – Net Special Items Expense (Income)	0.33	0.14	0.08
Income Taxes - Non-Operating Pension and Special Items	(0.28)	(0.98)	(0.03)
Adjusted Operating Earnings Per Share*	$0.44	$0.55	$0.64

*    Adjusted operating earnings per share (non-GAAP) is defined as net earnings (loss) per share (GAAP) excluding the per share impact of discontinued operations, net special items and non-operating pension expense (income). Diluted earnings (loss) per share is the most directly comparable GAAP measure. Management uses this measure to focus on on-going operations, and believes that such measure is useful to investors in assessing the operational performance of the Company and enabling investors to perform meaningful comparisons of past and present consolidated operating results from continuing operations. For discussion of discontinued operations, net special items and non-operating pension expense (income), see the disclosure under Effects of Net Special Items, Discontinued Operations, Net of Taxes and Consolidated Statement of Operations and related notes included later in this release. A reconciliation of net earnings (loss) to adjusted operating earnings and diluted earnings (loss) per share to adjusted operating earnings per share, and an explanation of why we believe these non-GAAP financial measures provide useful information to investors, are included later in this release.
Select Financial Measures

(In millions)	Third Quarter 2024	Second Quarter 2024	Third Quarter 2023
Net Sales	$4,686	$4,734	$4,613
Net Earnings (Loss)	150	498	165
Adjusted Operating Earnings	153	193	224
Cash Provided By (Used For) Operations	521	365	468
Free Cash Flow**	309	167	240

**    Free cash flow is a non-GAAP financial measure, which equals cash provided by operations less cash invested in capital projects. The most directly comparable GAAP measure is cash provided by (used for) operations. A reconciliation of cash provided by (used for) operations to free cash flow and an explanation of why we believe this non-GAAP financial measure provides useful information to investors, are included later in this release.

SEGMENT INFORMATION
The following table presents net sales and business segment operating profit (loss), which is the Company's measure of segment profitability. Business segment operating profit (loss) is a measure reported to our management for purposes of making decisions about allocating resources to our business segments and assessing the performance of our business segments and is presented in our financial statement footnotes in accordance with ASC 280 - "Segment Reporting". Third quarter 2024 net sales by business segment and operating profit (loss) by business segment compared with the second quarter of 2024 and the third quarter of 2023 are as follows:
Business Segment Results

(In millions)	Third Quarter 2024	Second Quarter 2024	Third Quarter 2023
Net Sales by Business Segment
Industrial Packaging	$3,926	$3,931	$3,787
Global Cellulose Fibers	710	717	725
Corporate and Inter-segment Sales	50	86	101
Net Sales	$4,686	$4,734	$4,613
Business Segment Operating Profit (Loss)
Industrial Packaging	$197	$291	$325
Global Cellulose Fibers	40	31	27
Industrial Packaging business segment operating profit (loss) in the third quarter of 2024 was $197 million compared with $291 million in the second quarter of 2024. In North America, business segment operating profit (loss) decreased as higher sales prices for boxes and containerboard were more than offset by seasonally lower sales volumes, higher operating costs and higher planned outage costs. Sales volumes were also impacted by one less shipping day in the third quarter of 2024. Operating costs were negatively impacted by lower volumes, reliability incidents and spending, seasonally higher labor and employee benefit costs. Input costs were higher, driven by higher energy and wood costs. Business segment operating profit (loss) benefited from the receipt of an insurance reimbursement related to the Ixtac, Mexico box plant fire that occurred in the first quarter of 2024. In EMEA Packaging, business segment operating profit (loss) was lower driven by seasonally lower volumes and higher input costs partially offset by lower planned outage costs and operating costs.
Global Cellulose Fibers business segment operating profit (loss) in the third quarter of 2024 was $40 million compared with $31 million in the second quarter of 2024. The improvement of business segment operating profit (loss) reflected higher average sales prices for both fluff and paper and tissue grade pulp and lower planned outage costs. Lower sales volumes for commodity pulp were mostly offset by higher fluff pulp volume. Operating costs were higher, driven by mill reliability incidents, employee benefits costs and the timing of spending. Input costs were stable as lower energy and chemical costs were offset by higher wood costs.

EFFECTS OF SPECIAL ITEMS
Net special items include items considered by management to not be reflective of the Company's underlying operations. Net special items in the third quarter of 2024 amount to a net after-tax charge of $12 million ($0.04 per diluted share) compared with a benefit of $297 million ($0.84 per diluted share) in the second quarter of 2024 and a charge of $22 million ($0.06 per diluted share) in the third quarter of 2023. Net special items in all periods include the following charges (benefits):

	Third Quarter 2024			Second Quarter 2024			Third Quarter 2023
(In millions)	Before Tax	After Tax		Before Tax	After Tax		Before Tax	After Tax
Restructuring and other charges, net:
Severance costs	$56	$42	(a)	$—	$—		$—	$—
Total restructuring and other charges, net	56	42		—	—		—	—
Environmental remediation adjustment	—	—		25	19	(f)	29	22	(h)
DS Smith combination costs	26	26	(b)	17	17	(b)	—	—
Strategic advisory fees	25	19	(b)	12	9	(b)	—	—
Italy antitrust	(6)	(6)	(c)	—	—		—	—
Third-party warehouse fire	13	9	(d)	—	—		—	—
Net (gain) loss on miscellaneous land sales	—	—		(5)	(4)	(g)	—	—
Interest related to settlement of tax audits	—	—		—	—		—	—
Tax benefit related to internal legal entity restructuring	—	(78)	(e)	—	(338)	(e)	—	—
Tax benefit related to settlement of tax audits	—	—		—	—		—	—
Total special items, net	$114	$12		$49	$(297)		$29	$22

(a)	Severance costs associated with the Company's 80/20 strategic approach which includes the realignment of resources.
(b)	Transaction related costs that the Company believes are not reflective of the Company's underlying operations.
(c)	Settlement associated with an Italian antitrust matter initially recorded as a special item in 2019.
(d)	The Company's cost for third-party damages associated with a warehouse fire in Morocco.
(e)	Tax benefit resulting from internal legal entity restructuring.
(f)	Environmental remediation adjustment associated with remediation work at a waste pit site at a mill acquired but never operated by the Company and last utilized by the predecessor owner of the mill.
(g)	(Gains) losses recognized in connection with miscellaneous land sales that the Company believes are not reflective of the Company's underlying operations.
(h)	Environmental remediation adjustment associated with remediation work at a wastewater management unit at a mill that the Company divested in 1999.
EARNINGS WEBCAST
The company will host a webcast today to discuss earnings and current market conditions, beginning at 10 a.m. ET (9 a.m. CT). All interested parties are invited to listen to the webcast via the company’s website by clicking on the Investors tab and going to the Events & Presentations page at https://www.internationalpaper.com/investors/events-presentations. A replay of the webcast will also be on the website beginning approximately two hours after the call.

Parties who wish to participate in the webcast via teleconference may dial +1 (646) 307-1963 or, within the U.S. only, (800) 715-9871, and ask to be connected to the International Paper third quarter earnings call. The conference ID number is 3629265. Participants should call in no later than 9:45 a.m. ET (8:45 a.m. CT). An audio-only replay will be available for ninety days following the call. To access the replay, dial +1 (609) 800-9909 or, within the U.S. only, (800) 770-2030 and when prompted for the conference ID, enter 3629265.

About International Paper
International Paper (NYSE: IP) is a global producer of sustainable packaging, pulp and other fiber-based products, and one of the world's largest recyclers. Headquartered in Memphis, Tenn., we employ approximately 39,000 colleagues globally who are committed to creating what's next. We serve customers worldwide, with manufacturing operations in North America, Europe Latin America and North Africa. Net sales for 2023 were $18.9 billion.

Visit https://www.internationalpaper.com/investors for more information regarding International Paper, including a slide presentation regarding the third quarter 2024. We use this website as a primary channel for disclosing key information to our investors, some of which may contain material and previously non-public information.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release that are not historical in nature may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements can be identified by the use of forward-looking or conditional words such as “expects,” “anticipates,” “believes,” “estimates,” “could,” “should,” “can,” “forecast,” “intend,” “look,” “may,” “will,” “remain,” “confident,” “commit” and “plan” or similar expressions. These statements are not guarantees of future performance and reflect management’s current views and speak only as to the dates the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements. All statements, other than statements of historical fact, are forward-looking statements, including, but not limited to, statements regarding anticipated financial results, economic conditions, industry trends, future prospects and the execution and consummation of corporate transactions or contemplated acquisitions, including our proposed business combination with DS Smith Plc. Factors which could cause actual results to differ include but are not limited to: (i) our ability to consummate and achieve the benefits expected from, and other risks associated with, acquisitions, joint ventures, divestitures, spinoffs, capital investments and other corporate transactions, including, but not limited to, our proposed business combination with DS Smith Plc and our ability to integrate and implement our plans, forecasts, and other expectations with respect to the combined company; (ii) uncertainty as to whether or when the business combination may be completed, if at all; (iii) risks with respect to climate change and global, regional, and local weather conditions, as well as risks related to our targets and goals with respect to climate change and the emission of greenhouse gases (GHG) and other environmental, social and governance matters, including our ability to meet such targets and goals; (iv) loss contingencies and pending, threatened or future litigation, including with respect to environmental related matters; (v) the level of our indebtedness, risks associated with our variable rate debt, and changes in interest rates (including the impact of current elevated interest rate levels and the potential for ongoing reductions in interest rates); (vi) the impact of global and domestic economic conditions and industry conditions, including with respect to current negative macroeconomic conditions, inflationary pressures and changes in the cost or availability of raw materials, energy sources and transportation sources, supply chain shortages and disruptions, competition we face, cyclicality and changes in consumer preferences, demand and pricing for our products, and conditions impacting the credit, capital and financial markets; (vii) risks arising from conducting business internationally, domestic and global geopolitical conditions, military conflict (including the Russia/Ukraine conflict, the conflict in the Middle East, the further expansion of such conflicts, and the geopolitical and economic consequences associated therewith), changes in currency exchange rates, trade protectionist policies and trade tensions, downgrades in our credit ratings, and/or the credit ratings of banks issuing certain letters of credit, issued by recognized credit rating organizations; (viii) the amount of our future pension funding obligations, and pension and healthcare costs; (ix) the costs of compliance, or the failure to comply with, existing and new environmental (including with respect to climate change and greenhouse gas emissions), tax, labor and employment, privacy, anti-bribery and anti-corruption, and other U.S. and non-U.S. governmental laws and regulations (including but not limited to those in the United Kingdom and European Union); (x) any material disruption at any of our manufacturing facilities or other adverse impact on our operations due to severe weather, natural disasters, climate change or other causes; (xi) our ability to realize expected benefits and cost savings associated with restructuring initiatives; (xii) cybersecurity and information technology risks, including as a result of security breaches and cybersecurity incidents; (xiii) our exposure to claims under our agreements with Sylvamo Corporation; (xiv) our failure to realize the anticipated benefits of the spin-off of Sylvamo Corporation and the qualification of such spin-off as a tax-free transaction for U.S. federal income tax purposes; (xv) risks associated with our review of strategic options for our global cellulose fibers business; and (xvi) our ability to attract and retain qualified personnel. These and other factors that could cause or contribute to actual results differing materially from such forward-looking statements can be found in our press releases and reports filed with the U.S. Securities and Exchange Commission. In addition, other risks and uncertainties not presently known to the Company or that we currently believe to be immaterial could affect the accuracy of any forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Contacts:
Media: Amy Simpson, 901-419-4964 Investors: Mark Nellessen; 901-419-1731; Michele Vargas, 901-419-7287.

INTERNATIONAL PAPER COMPANY
Consolidated Statement of Operations
Preliminary and Unaudited
(In millions, except per share amounts)

	Three Months Ended September 30,				Three Months Ended June 30		Nine Months Ended September 30,
	2024		2023		2024		2024		2023
Net Sales	$4,686		$4,613		$4,734		$14,039		$14,315
Costs and Expenses
Cost of products sold	3,342	(a)	3,345	(h)	3,360	(a)	10,126	(a)	10,347	(h)
Selling and administrative expenses	508	(b)	286		453	(b)	1,319	(b)	1,003
Depreciation and amortization	267		258		261		806	(c)	743
Distribution expenses	357		382		379		1,127		1,180
Taxes other than payroll and income taxes	37		39		35		113		115
Restructuring and other charges, net	56	(d)	—		—		59	(d)	—
Net (gains) losses on sales of fixed assets	—		—		(5)	(e)	—	(e)	—
Interest expense, net	51		58		55		152	(f)	179	(i)
Non-operating pension expense (income)	(12)		13		(10)		(34)		40
Earnings (Loss) From Continuing Operations Before Income Taxes and Equity Earnings (Loss)	80		232		206		371		708
Income tax provision (benefit)	(71)	(g)	39		(293)	(g)	(337)	(g)	120	(j)
Equity earnings (loss), net of taxes	(1)		(1)		(1)		(4)		(2)
Earnings (Loss) From Continuing Operations	150		192		498		704		586
Discontinued operations, net of taxes	—		(27)	(k)	—		—		(14)	(k)
Net Earnings (Loss)	$150		$165		$498		$704		$572
Basic Earnings Per Common Share
Earnings (loss) from continuing operations	$0.43		$0.55		$1.43		$2.02		$1.69
Discontinued operations, net of taxes	—		(0.08)		—		—		(0.04)
Net earnings (loss)	$0.43		$0.47		$1.43		$2.02		$1.65
Diluted Earnings Per Common Share
Earnings (loss) from continuing operations	$0.42		$0.55		$1.41		$1.99		$1.68
Discontinued operations, net of taxes	—		(0.08)		—		—		(0.04)
Net earnings (loss)	$0.42		$0.47		$1.41		$1.99		$1.64
Average Shares of Common Stock Outstanding - Diluted	353.4		348.1		352.8		353.6		349.0

The accompanying notes are an integral part of this Consolidated Statement of Operations.

(a)	Includes a pre-tax charge of $13 million ($9 million after taxes) for the three months and nine months ended September 30, 2024 for third-party damages related to a warehouse fire in Morocco, pre-tax income of $6 million (before and after taxes) for the three months and nine months ended September 30, 2024 related to the settlement of an Italian antitrust fine, a pre-tax charge of $25 million ($19 million after taxes) for the three months ended June 30, 2024 and the nine months ended September 30, 2024 for environmental remediation adjustments and a pre-tax charge of $10 million ($7 million after taxes) for the nine months ended September 30, 2024 for a litigation reserve.
(b)	Includes pre-tax charges of $26 million (before and after taxes), $17 million (before and after taxes) and $48 million ($47 million after taxes) for the three months ended September 30, 2024 and June 30, 2024 and the nine months ended September 30, 2024, respectively, for costs associated with our announced agreement of an all-share combination with DS Smith Plc and pre-tax charges of $25 million ($19 million after taxes), $12 million ($9 million after taxes) and $37 million ($28 million after taxes) for the three months ended September 30, 2024 and June 30, 2024 and the nine months ended September 30, 2024, respectively, for strategic advisory fees.
(c)	Includes a pre-tax charge of $5 million ($4 million after taxes) for the nine months ended September 30, 2024 for closure costs associated with the permanent closure of our containerboard mill in Orange, Texas and the permanent shutdown of pulp machines at our Riegelwood, North Carolina and Pensacola, Florida mills.

(d)	Includes a pre-tax charge of $56 million ($42 million after taxes) for the three months and nine months ended September 30, 2024 for severance related to our 80/20 strategic approach and a pre-tax charge of $3 million ($2 million after taxes) for the nine months ended September 30, 2024 for costs associated with the permanent closure of our containerboard mill in Orange, Texas and the permanent shutdown of pulp machines at our Riegelwood, North Carolina and Pensacola, Florida mills.
(e)	Includes a pre-tax net gain of $5 million ($4 million after taxes) for the three months ended June 30, 2024 and the nine months ended September 30, 2024 and a pre-tax net loss of $5 million ($4 million after taxes) for the nine months ended September 30, 2024 related to miscellaneous land sales.
(f)	Includes pre-tax income of $10 million ($7 million after taxes) for the nine months ended September 30, 2024 for interest income associated with the settlement of tax audits.
(g)	Includes a tax benefit of $78 million, $338 million and $416 million for the three months ended September 30, 2024 and June 30, 2024 and the nine months ended September 30, 2024, respectively, related to internal legal entity restructuring.

(h)	Includes a pre-tax charge of $29 million ($22 million after taxes) for the three months and nine months ended September 30, 2023 for an environmental remediation reserve adjustment.
(i)	Includes income of $6 million ($4 million after taxes) for the nine months ended September 30, 2023 for interest income associated with the settlement of tax audits and a pre-tax charge of $3 million ($2 million after taxes) for the nine months ended September 30, 2023 related to the previously announced settlement of the timber monetization restructuring tax matter.
(j)	Includes a tax benefit of $23 million for the nine months ended September 30, 2023 related to the settlement of tax audits.
(k)	Includes charges of $59 million ($50 million after taxes) and $135 million ($126 million after taxes) for the three months and nine months ended September 30, 2023, respectively, for impairment and transaction costs related to our former equity method investment in the Ilim joint venture.

INTERNATIONAL PAPER COMPANY
Reconciliation of Net Earnings (Loss) to Adjusted Operating Earnings
Preliminary and Unaudited
(In millions, except per share amounts)

	Three Months Ended September 30,		Three Months Ended June 30	Nine Months Ended September 30,
	2024	2023	2024	2024	2023
Net Earnings (Loss)	$150	$165	$498	$704	$572
Less: Discontinued operations, net of taxes (gain) loss	—	27	—	—	14
Earnings (Loss) from Continuing Operations	150	192	498	704	586
Add back: Non-operating pension expense (income)	(12)	13	(10)	(34)	40
Add back: Net special items expense (income)	114	29	49	181	26
Income taxes - Non-operating pension and special items	(99)	(10)	(344)	(444)	(39)
Adjusted Operating Earnings	$153	$224	$193	$407	$613

	Three Months Ended September 30,		Three Months Ended June 30	Nine Months Ended September 30,
	2024	2023	2024	2024	2023
Diluted Earnings per Common Share as Reported	$0.42	$0.47	$1.41	$1.99	$1.64
Less: Discontinued operations, net of taxes (gain) loss	—	0.08	—	—	0.04
Continuing Operations	0.42	0.55	1.41	1.99	1.68
Add back: Non-operating pension expense (income)	(0.03)	0.04	(0.02)	(0.09)	0.11
Add back: Net special items expense (income)	0.33	0.08	0.14	0.51	0.07
Income taxes per share - Non-operating pension and special items	(0.28)	(0.03)	(0.98)	(1.26)	(0.10)
Adjusted Operating Earnings per Share	$0.44	$0.64	$0.55	$1.15	$1.76
Notes:
Adjusted Operating Earnings and Adjusted Operating Earnings Per Share are non-GAAP measures defined as net earnings (loss) (a GAAP measure) excluding discontinued operations, net special items and non-operating pension expense (income). Net earnings (loss) and Diluted earnings (loss) per share are the most directly comparable GAAP measures. The Company calculates Adjusted Operating Earnings (non-GAAP) by excluding the after-tax effect of discontinued operations, non-operating pension expense (income) and net special items, as described in greater detail above, from the net earnings (loss) reported under U.S. GAAP. Adjusted Operating Earnings Per Share is calculated by dividing Adjusted Operating Earnings by the diluted average shares of common stock outstanding. Management uses these non-GAAP measures to focus on on-going operations, and believes that such non-GAAP measures are useful to investors in assessing the operational performance of the Company and enabling investors to perform meaningful comparisons of past and present consolidated operating results from continuing operations. The Company believes that using these non-GAAP measures, along with the most directly comparable GAAP measures, provides for a more complete analysis of the Company's results of operations.

Non-operating pension expense (income) represents amortization of prior service cost, amortization of actuarial gains/losses, expected return on assets and interest cost. The Company excludes these amounts from Adjusted Operating Earnings as the Company does not believe these items reflect ongoing operations. These particular pension cost elements are not directly attributable to current employee service. The Company includes service cost in our non-GAAP measure as it is directly attributable to employee service, and the corresponding employees' compensation elements, in connection with ongoing operations.

Since diluted earnings per share are computed independently for each period, nine-month per share amounts may not equal the sum of respective quarters.

INTERNATIONAL PAPER COMPANY
Consolidated Balance Sheet
Preliminary and Unaudited
(In millions)

	September 30, 2024	December 31, 2023
Assets
Current Assets
Cash and Temporary Investments	$1,159	$1,113
Accounts and Notes Receivable, Net	3,116	3,059
Contract Assets	434	433
Inventories	1,795	1,889
Other	139	114
Total Current Assets	6,643	6,608
Plants, Properties and Equipment, Net	9,960	10,150
Investments	161	163
Long-Term Financial Assets of Variable Interest Entities	2,326	2,312
Goodwill	3,038	3,041
Overfunded Pension Plan Assets	197	118
Right of Use Assets	438	448
Deferred Charges and Other Assets	398	421
Total Assets	$23,161	$23,261
Liabilities and Equity
Current Liabilities
Notes Payable and Current Maturities of Long-Term Debt	$259	$138
Accounts Payable and Other Current Liabilities	4,094	3,821
Total Current Liabilities	4,353	3,959
Long-Term Debt	5,307	5,455
Long-Term Nonrecourse Financial Liabilities of Variable Interest Entities	2,118	2,113
Deferred Income Taxes	957	1,552
Underfunded Pension Benefit Obligation	247	280
Postretirement and Postemployment Benefit Obligation	126	140
Long-Term Lease Obligations	295	312
Other Liabilities	1,129	1,095
Equity
Common Stock	449	449
Paid-in Capital	4,710	4,730
Retained Earnings	9,705	9,491
Accumulated Other Comprehensive Loss	(1,554)	(1,565)
	13,310	13,105
Less: Common Stock Held in Treasury, at Cost	4,681	4,750
Total Equity	8,629	8,355
Total Liabilities and Equity	$23,161	$23,261

INTERNATIONAL PAPER COMPANY
Consolidated Statement of Cash Flows
Preliminary and Unaudited
(In millions)

	Nine Months Ended September 30,
	2024	2023
Operating Activities
Net earnings (loss)	$704	$572
Depreciation and amortization	806	743
Deferred income tax expense (benefit), net	(606)	(47)
Restructuring and other charges, net	59	—
Net (gains) losses on sales and impairments of equity method investments	—	135
Equity method dividends received	—	13
Equity (earnings) losses, net of taxes	4	(109)
Periodic pension (income) expense, net	(1)	70
Other, net	99	36
Changes in current assets and liabilities
Accounts and notes receivable	(79)	201
Contract assets	(1)	7
Inventories	49	62
Accounts payable and accrued liabilities	233	(332)
Interest payable	24	(5)
Other	(10)	(5)
Cash Provided By (Used For) Operating Activities	1,281	1,341
Investment Activities
Invested in capital projects	(661)	(836)
Proceeds from sale of equity method investments, net of transaction costs	—	472
Proceeds from insurance recoveries	25	—
Proceeds from sale of fixed assets	5	4
Other	(3)	2
Cash Provided By (Used For) Investment Activities	(634)	(358)
Financing Activities
Repurchases of common stock and payments of restricted stock tax withholding	(22)	(218)
Issuance of debt	—	772
Reduction of debt	(33)	(689)
Change in book overdrafts	(51)	(26)
Dividends paid	(482)	(482)
Other	—	(1)
Cash Provided By (Used for) Financing Activities	(588)	(644)
Effect of Exchange Rate Changes on Cash and Temporary Investments	(13)	6
Change in Cash and Temporary Investments	46	345
Cash and Temporary Investments
Beginning of the period	1,113	804
End of the period	$1,159	$1,149

.

INTERNATIONAL PAPER COMPANY
Reconciliation of Cash Provided by Operations to Free Cash Flow
Preliminary and Unaudited
(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Cash Provided By (Used For) Operating Activities	$521	$468	$1,281	$1,341
Adjustments:
Cash invested in capital projects	(212)	(228)	(661)	(836)
Free Cash Flow	$309	$240	$620	$505

Free cash flow is a non-GAAP measure which equals cash provided by (used for) operating activities less cash invested in capital projects, and the most directly comparable GAAP measure is cash provided by operations. Management utilizes this measure in connection with managing our business and believes that free cash flow is useful to investors as a liquidity measure because it measures the amount of cash generated that is available, after reinvesting in the business, to maintain a strong balance sheet, pay dividends, repurchase stock, service debt and make investments for future growth. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures.

The non-GAAP financial measures presented in this release have limitations as analytical tools and should not be considered in isolation or as a substitute for an analysis of our results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the Company’s presentation of non-GAAP measures in this release may not be comparable to similarly titled measures disclosed by other companies, including companies in the same industry as International Paper.

Management believes non-GAAP financial measures, when used in conjunction with information presented in accordance with GAAP, can facilitate a better understanding of the impact of various factors and trends on the Company’s financial results. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance. Investors are cautioned to not place undue reliance on any non-GAAP financial measures used in this release.